As filed with the Securities and Exchange Commission on June 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Repare Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Canada (Federal)	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100

St-Laurent, Québec, Canada H4S 2A1

(857) 412-7018

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lloyd M. Segal

Chief Executive Officer

Repare Therapeutics Inc.

1 Broadway, 15th Floor

Cambridge, MA 02142

(857) 412-7018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Ryan S. Sansom Marc A. Recht Courtney T. Thorne Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300	Robert Carelli Stikeman Elliott LLP 1155 René-Lévesque Blvd. West 41st Floor Montréal, Québec, Canada H3B 3V2 (514) 397-3222	Mitchell S. Bloom Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-238822)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common shares, no par value per share	1,150,000	$20.00	$23,000,000	$2,986

(1)

Represents only the number of shares being registered pursuant to this Registration Statement, which includes 150,000 shares that the underwriters have the option to purchase, and are in addition to the 11,500,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-238822), which included 1,500,000 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $230,000,000 on a Registration Statement on Form S-1 (File No. 333-238822), which was declared effective by the Securities and Exchange Commission on June 18, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $23,000,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common shares, no par value (the “Common Shares”), of Repare Therapeutics Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-238822) (the “Prior Registration Statement”), which the Commission declared effective on June 18, 2020, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,150,000 Common Shares, which includes 150,000 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The Common Shares that are being registered for sale hereby are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Stikeman Elliott LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-238822), filed by the Registrant on May 29, 2020 and incorporated herein by reference).

24.2	Power of Attorney of Ann D. Rhoads (included as Exhibit 24.2 to the Registration Statement on Form S-1 (File No. 333-238822), filed by the Registrant on June 15, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montréal, Province of Québec, Canada on June 18, 2020.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lloyd M. Segal Lloyd M. Segal	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2020

* Steve Forte	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2020

* Jerel Davis, Ph.D.	Chairman of the Board of Directors	June 18, 2020

* David Bonita, M.D.	Director	June 18, 2020

* Todd Foley	Director	June 18, 2020

* Samarth Kulkarni, Ph.D.	Director	June 18, 2020

* Briggs Morrison, M.D.	Director	June 18, 2020

* Ann D. Rhoads	Director	June 18, 2020

* Carol A. Schafer	Director	June 18, 2020

*By:	/s/ Lloyd M. Segal
Lloyd M. Segal Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Repare Therapeutics Inc. has signed this Registration Statement on the 18th day of June, 2020.

REPARE THERAPEUTICS USA INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer